EXHIBIT 21.1

                            SUBSIDIARIES OF BIGSTRING

Name of Subsidiary                                      State of Incorporation
------------------                                      ----------------------

Email Emissary, Inc.                                    Oklahoma

BigString Interactive, Inc.                             New Jersey